10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period
June 1, 2005 through November 30, 2005.

Fund
Intermediate Municipal Bond Fund
Security
Long Island Power Authority
Advisor
EIMCO
Transaction
 Date
3/10/2006
Cost
$10,000,000
Offering Purchase
1.050%
Broker
Underwriting
UBS Securities, LLC
Syndicate
A.G Edwards & Sons, Inc.
Lehman Brothers
Members
Wachovia Bank National Association


Fund
Intermediate Municipal Bond Fund
Security
Metropolitan Transportation Authority
Advisor
EIMCO
Transaction
 Date
10/20/2005
Cost
$1,065,790
Offering Purchase
0.666%
Broker
UBS Financial Services
Underwriting
Syndicate
Members
UBS Financial Services, Inc.